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                                                                    Exhibit 10.9


                                                                     JUNE , 1999

                          DELANO TECHNOLOGY CORPORATION
                                STOCK OPTION PLAN

1.       PURPOSE

The purpose of this Stock Option Plan (the "PLAN") is to provide a means whereby DELANO TECHNOLOGY CORPORATION (the "COMPANY") may, through the grant of options to purchase common shares of the Company ("COMMON SHARES") to its executives, employees, directors and others (including consultants to the extent permitted by the Ontario Securities Act) who have contributed to the development of the Company, motivate such individuals to exert their best efforts on behalf of the Company and to allow them to directly benefit from the Company's growth, development and financial success.

2.       INTERPRETATION

         (a) The following terms as used in the Plan shall have the respective meanings set forth below unless the context otherwise requires:

"BOARD" means the board of directors of the Company or any committee of such board of directors to which such board of directors may delegate the responsibility of administering the Plan;

"BUSINESS DAY" means any day other than Saturday, Sunday or a statutory holiday in the Province of Ontario;

"CHANGE OF CONTROL" of the Company, means the acquisition of Control of the Company by any person (but specifically excludes the loss of control which occurs at law upon a public offering where the shareholders prior to the public offering have less than 50% of the voting control plus one vote, subsequent to the public offering);

"CONTROL", of the Company or of another corporation, means ownership of shares to which are attached greater than 50% of the votes that may be cast to elect directors of such corporation;

"OPTION" means an option to purchase Common Shares granted pursuant to the terms of the Plan;

"OPTIONED SHARES" means, in respect of an Option, the total number of Common Shares which an Optionee may purchase pursuant to that Option;

"OPTIONEE" means an individual to whom an Option has been granted; and

"SHAREHOLDERS' AGREEMENT" means the shareholders' agreement dated July 16, 1998 among the Company and its shareholders, as it may be amended from time to time.

         (b) As used in the Plan, words importing the singular number only shall include the plural and vice versa and words importing gender shall include both genders, unless the context clearly requires otherwise.

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3.        SHARES AVAILABLE UNDER PLAN

Options may be granted by the Company in accordance with the terms of the Plan to Optionees to purchase such number of Common Shares as the Board may determine from time to time, in accordance with and subject to the provisions of the Shareholders' Agreement.

4.       ADMINISTRATION

         (a) The Plan shall be administered under the supervision of the Board and in accordance with the Shareholders' Agreement.

         (b) The Board shall have the power to:

                  (i) determine and designate from time to time those Optionees who shall be eligible to participate in the Plan and to whom Options are to be granted, and the number and type of Options to be granted to each such Optionee; and

                  (ii) determine the time or times when, and the manner in which, each Option shall be exercisable and the duration of the exercise period,

provided the initial grant of Options made in conjunction with the approval of the Plan by the Board shall be in accordance with the provisions of the Plan set forth herein.

         (c) An Optionee may, if such Optionee is otherwise eligible, be granted an additional option or options under this Plan or any other share option or purchase plan of the Company if the Board so determines.

         (d) The Board may interpret the Plan and prescribe, amend or rescind any rules and regulations necessary or appropriate for the administration of the Plan, and shall make such other determinations and take such other action in connection with the administration of the Plan as it deems necessary or advisable. Each Optionee shall be given notice not less than 14 days prior to the effective date of any interpretation or determination formally made by the Board. Any such interpretation or determination so made shall be final, binding and conclusive.

5.       TERMS AND CONDITIONS

         Each Option granted under the Plan shall be evidenced by an option agreement (the "OPTION AGREEMENT"), in the form set out as Exhibit 1 or in such other form as may be approved by the Board, which, subject to paragraph 4(b), shall be subject to the following express terms and conditions and to such other terms and conditions as set out in the Option Agreement as the Board may deem appropriate:

         (a) Exercise Period. Subject to paragraph 5(e), Options shall become exercisable in accordance with the vesting periods set out in paragraph 5(d) and shall expire on the expiry date set out in the Option Agreement (the "EXPIRY DATE") which shall be no later than five (5) years after their date of issuance (unless the Board has specifically resolved otherwise for one or more optionees, in which case the Expiry date shall be no later than ten (10) years after issuance), subject to the date of termination of the Plan under paragraph 8(a).


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         (b) Exercise Price. Subject to adjustment in accordance with paragraph
5(h), the purchase price of each Common Share subject to an Option (the "EXERCISE PRICE") shall be equal to the exercise price set out in the Option Agreement.

         (c) Payment of Exercise Price. The Exercise Price of any Common Share in respect of which an Option is exercised shall be paid in cash or by certified cheque payable to the Company at the time of exercise.

         (d) Vesting Periods. Subject to paragraph 5(e) or to any contrary resolution of the Board:

                  (i) an Option shall not be exercisable prior to the end of the first anniversary of the date of issuance, at which time and thereafter (prior to the Expiry Date) the Option may be exercised to acquire up to an aggregate of 25% of the total number of Optioned Shares; and

                  (ii) every quarter thereafter, for the next twelve quarters, the Option may be exercised to acquire up to an additional 6.25% per quarter of the total number of Optioned Shares; and


                  (ii) as of the fourth anniversary of the date of issuance and thereafter (prior to the Expiry Date), an Option may be exercised to acquire up to an aggregate of 100% of the total number of Optioned Shares.

         (e) Changes of Control. Upon the Company entering into an agreement relating to a transaction which, if completed, would result in a Change of
Control:

                  (i) NOTICE - the Company shall give written notice of the proposed Change of Control to the Optionees, together with a description of the effect of such Change of Control on outstanding Options, not less than 10 Business Days prior to the closing of the transaction contemplated by such agreement.

                  (ii) EARLY VESTING - at its election, the Board may accelerate the vesting of any or all outstanding Options of any or all Optionees to provide that, notwithstanding paragraph 5(d), for all Options governed by the applicable Board resolution accelerating vesting, all outstanding Options shall be fully vested and conditionally exercisable upon the occurrence of the Change of Control contemplated by such agreement. If the Board elects to accelerate the vesting of the Options, to the extent that such Options are not exercised within 10 Business Days after the Optionees are given the notice contemplated by paragraph 5(e)(i), such Options shall terminate and expire upon the occurrence of the proposed Change of Control. If, for any reason, the Change of Control does not occur within the time period contemplated by such agreement, the acceleration of the vesting of the Options shall be retracted and vesting shall instead proceed in the manner provided in paragraph 5(d).


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                  (iii)    ADJUSTMENT TO THE TERMS OF THE OPTIONS - to the
                           extent that the Change of Control would also result in a capital reorganization, arrangement, amalgamation or reclassification of the share capital of the Company and the Board does not accelerate the vesting of Options pursuant to paragraph 5(e)(ii), the Company shall make adequate provisions to ensure that, upon completion of the proposed Change of Control, the number and kind of shares subject to outstanding Options and/or the Exercise Price per share of Options shall be appropriately adjusted in such manner as the Board considers equitable to prevent substantial dilution or enlargement of the rights granted to Optionees.


         (f) Non-transferability. No Option shall be transferable or assignable other than by will or by the laws of succession. During the lifetime of the Optionee, an Option shall be exercisable only by such Optionee and for such Optionee's sole beneficial interest.

         (g)      Conformity to Securities Laws.

                  (i) Each Option shall be subject to the requirement that, if at any time the Board shall determine, in its sole discretion, that the registration, qualification or other approval of, or in connection with, the Plan or the Common Shares covered by the Plan is necessary or desirable under any applicable law, then such Option may not be exercised, in whole or in part, unless and until such registration, qualification or approval shall have been obtained free of any condition not acceptable to the Board. The Company will exercise reasonable efforts to obtain such registration, qualification or approval. The Optionees shall, to the extent applicable, cooperate with the Company in relation to such registration, qualification or other approval and shall have no claim or cause of action against the Company, or any of its officers or directors, as a result of any failure by the Company to obtain or to take any steps to obtain any such registration, qualification or approval.

                  (ii) The granting of Options and the issuance of Common Shares under the Plan shall be carried out in compliance with applicable law and with regulations of governmental authorities and applicable stock exchanges.

         (h) Adjustments in Event of Change in Common Shares. In the event of any change in the issued Common Shares by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split, combination or exchange of shares, or any similar change affecting the issued Common Shares, the number and kind of shares which after such change may be optioned and sold under the Plan, the number and kind of shares subject to outstanding Options and/or the Exercise Price per share of Options shall be appropriately adjusted consistent with such change in such manner as the Board deems equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

         (i) No Rights as Shareholder. No Optionee shall have any rights as a shareholder with respect to any Common Shares subject to an Option granted to such Optionee prior to the Optionee's exercise of such Option.


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         (j) Share Certificates. The Company shall issue to the Optionee the number of Common Shares that such Optionee elects to purchase within 15 days from the date the Company receives notice of such exercise in the form required pursuant to the Plan and the Option Agreement. The Company shall be required to issue Common Shares pursuant to this paragraph only upon the Optionee first exercising the Optionee's Option to purchase Common Shares in accordance with the Plan and after the Company has received payment of the Exercise Price for each Common Share to be issued in the manner required by the Plan.

         (k) Termination of Employment. Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuance of employment or engagement with or continuance as a director or officer of the Company, or interfere in any way with the right of the Company to terminate any Optionee's employment at any time in accordance with applicable law. If an Optionee is an employee of the Company at the date an Option is granted, to the extent that such Optionee's Options have vested but have not been exercised on the date the Optionee ceases to be an employee of the Company for any reason (other than in accordance with paragraph 5(l)), the Expiry Date of such Optionee's Options shall be changed to the date which is 30 Business Days after the date of termination of employment. The date of termination of an Optionee's employment for the purposes of this paragraph shall be the date so determined by the Company, acting reasonably, in its sole discretion.

         (l) Death of Optionee. If an Optionee shall die, all vested Options of such Optionee to the extent still outstanding, may immediately be exercised by the person or persons to whom such Optionee's rights under the Options pass by will or applicable law, or if no such person has such right, by such Optionee's executors or administrators at any time, or from time to time, up to the earlier of the applicable Expiry Date or the first anniversary of death.

         (m) Execution of Shareholders' Agreement. It shall be a condition of the exercise of an Option by an Optionee that if required by the Board, the Optionee shall execute and be a party to the Shareholders' Agreement effective as at the date of the issue of the Common Shares to the Optionee.

6.       PROCEEDS FROM SALES OF SHARES

         Any cash proceeds from the sale of Common Shares issued upon exercise of the Options shall be added to the general funds of the Company and shall thereafter be used from time to time for such corporate purposes as the Board may determine.

7.       ASSIGNMENT OR ALIENATION

         Except as specifically provided under the Plan, or unless otherwise required by applicable law, no rights or interests of a participant under the Plan shall be given as security or assigned or alienated by any participant nor shall any portion of any Common Shares reserved for issuance under the Plan be subject to attachment, charge, anticipation, execution, garnishment, sequestration or other seizure under any legal or other process. Any transaction purporting to effect such a prohibited result is void.


8.       TERMINATION OR AMENDMENT OF PLAN

         (a) Termination. The Plan will terminate and, for greater certainty, all unexercised Options shall terminate and expire, on the earliest of:





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                  (i)      July 31, 2008; and

                  (ii) in the event that the Board accelerates the vesting of all Options pursuant to paragraph 5(e)(ii), upon the occurrence of a Change of Control of the Company;

unless renewed for such further period and upon such terms and conditions as the Board may determine. No Options will be granted after the effective date of termination of the Plan.

         (b) Amendment. Subject to the Shareholders' Agreement, notwithstanding paragraph 8(a) and without the consent of any other party, the Board may interpret, amend or terminate the Plan at any time if:

                  (i) such interpretation, amendment or termination is required by applicable laws or by the rules of any regulatory authority to whose jurisdiction the Company is subject or in order to obtain the listing of any securities of the Company on any stock exchange; or

                  (ii) in the opinion of the Board, the rights of the Optionees are not materially prejudiced by any such interpretation, amendment or termination.

9.       MISCELLANEOUS

         (a) Covenants. The Company represents and warrants in respect of each Common Share that is issued pursuant to this Plan, effective the date of such issue, that:

                  (i) it is duly incorporated, organized and subsisting under the laws of the Province of Ontario;

                  (ii) it has all the necessary corporate power, authority and capacity to issue and sell such Common Share and that the issue and sale of such Common Share has been duly authorized by all necessary corporate action on the part of the Company; and

                  (iii) the issue and sale of such Common Share will not conflict with or result in the breach of any provision of the constating documents, by-laws or resolutions of the Company or of any material agreement or order to which the Company is a party or by which it is bound or of any agreement to which it is a party governing the relationship among any of its shareholders.

         (b) Severability. If any provision of the Plan is ever held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts or provisions of the Plan and the Plan shall be construed, administered and enforced as if such illegal or invalid provision had never been included in the Plan.

         (c) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in Ontario.


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         (d) Headings. The division of the Plan into paragraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the Plan.

         (e) Notice. Any notice required or permitted to be given pursuant to the terms of the Plan shall be given by delivery or registered mail to the address of the recipient shown in the records of the Company, or to the Company at its registered office, to the attention of the President, and shall be deemed to have been received when delivered or on the third day of uninterrupted postal service after mailing, as the case may be. Any inadvertent failure by the Company to give notice to any Optionee or Optionees pursuant to the Plan shall not invalidate any action proposed to be taken by the Company in connection with such notice.

10.      EFFECTIVE DATE

         This Plan was approved by the Board of Directors on March 5, 1999 and shall come into effect on the date hereof.

DATED as at MARCH 5, 1999.
                                    DELANO TECHNOLOGY CORPORATION

                                    By: _______________________________________

                                    Title: President & CEO ____________________



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                                    EXHIBIT 1

                          DELANO TECHNOLOGY CORPORATION
                                STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

         OPTIONEE                   - [NAME]
         OPTIONED SHARES   - [NUMBER] Common Shares
         EXERCISE PRICE             - [ O  ]
         EXPIRY DATE                - [DATE]

         WHEREAS by resolution of the Board of Directors dated o , DELANO TECHNOLOGY CORPORATION (the "Company") has granted to the undersigned (the "Optionee") an option (the "Option") to purchase that number of common shares in the capital of the Company set out above ("Optioned Shares") at a price per share equal to the Exercise Price specified above.

NOW THEREFORE it is agreed as follows:

1. The Option is in all respects subject to and governed by the terms and conditions of the Stock Option Plan of the Company (the "Plan"), all of which terms and conditions are incorporated into and form a part of this Agreement.

2. Subject to the terms of the Plan, and subject as otherwise provided in this Agreement, this Option is exercisable in whole or in part at any time and from time to time.

3. The Optionee shall, without limiting the generality of the Plan, be entitled to exercise this Option by executing and delivering to the Company an Option Exercise Letter substantially in the form attached to this Agreement.

4. This Agreement shall be binding upon and enure to the benefit of the Company, its successors and assigns and the Optionee and the legal representative of his or her estate and any person who acquires the Optionee's rights in respect of any Options by will or by the law of succession.

5. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in Ontario.

6. The Optionee agrees to bound by the Shareholders Agreement (as defined in the Plan).

         The Company hereby acknowledges the Optionee's acceptance of the terms of this Agreement and the Option.

DATED this                        day of                          ,
                                         DELANO TECHNOLOGY CORP.
                                         By: __________________________________


Signature of Witness                     Signature of Optionee



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                          DELANO TECHNOLOGY CORPORATION
                                STOCK OPTION PLAN

                             OPTION EXERCISE LETTER


Date: __________________________________

To:      DELANO TECHNOLOGY CORPORATION

Re:      Stock Option Plan (the "Plan")

Dear Sirs:

1. On __________, there was granted to me under the Plan by agreement (the "Option Agreement") an Option to purchase __________ Common Shares of DELANO TECHNOLOGY CORPORATION at the price of $___________ per share. I duly accepted the grant of such Option in accordance with the terms of the Plan.

2. On this day of ______________, _____, I hereby exercise the Option granted to me as set forth below. The number of Common Shares of DELANO TECHNOLOGY CORPORATION which I elect to purchase at this time is ___________ shares.

3. I enclose my certified cheque payable to DELANO TECHNOLOGY CORPORATION in the amount of $ __________________ as payment in full for such shares.

4. I agree to sign and be bound by the Shareholder's Agreement (as defined in the Option Plan).


Yours very truly,



Signature of Optionee


Name of Optionee